UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 4, 2006

Date of Report (Date of earliest event reported)

Wireless Facilities, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-27231	13-3818604
(Commission File Number)	(IRS Employer Identification No.)

4810 Eastgate Mall, San Diego, CA	92121
(address of principal executive offices)	(Zip Code)

(858) 228-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-  2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-  4(c))

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) Not applicable.

(b) Not applicable.

(c)      On April 4, 2006, Laura L. Siegal was elected as Vice President, Corporate Controller and Principal Accounting Officer of Wireless Facilities, Inc. (the “Company”).

Ms. Siegal joined the Company in August 2000 and has served as its Treasurer since December 2003 and Director of Corporate Planning from August 2002 to December 2003, Director of Financial Planning and Analysis from January 2001 to August 2002, and Director of Purchasing from August 2000 to January 2001. Most recently Ms. Siegal has served the Company as Vice President, Finance and Treasurer since September 2004. Throughout her career, Ms. Siegal has held a variety of financial management positions in technology and consulting companies including Controller of MEC Analytical Systems.  Ms. Siegal received a bachelor’s degree in Economics from the University of California, San Diego and a Professional Certificate of Accounting from University of California, San Diego.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wireless Facilities, Inc.

Date: April 10, 2006	By:	/s/ Deanna H. Lund
Deanna H. Lund
Senior Vice President, Chief Financial Officer